EXHIBIT 32.2

CERTIFICATION OF
CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report of Frank’s International N.V. (the “Company”) on Form 10-Q for the period ended March 31, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kyle McClure, Senior Vice President of Finance and Treasurer and interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 2, 2017	/s/ Kyle McClure
Kyle McClure
Senior Vice President of Finance and Treasurer and interim Chief Financial Officer